UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2009

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is made pursuant to Item 5.02(c):

On February 23, 2009, the Registrant announced the appointment of John “Jack” F. Tierney to the position of chief financial officer, effective immediately.

Mr. Tierney, 56, most recently served as CFO of The Dial Corporation, a $1.5 billion laundry, home care, beauty and personal care products business.  Mr. Tierney joined Dial in 1999, and during his tenure at Dial, also held responsibilities for product supply and information technology. For the past three decades Mr. Tierney served in a variety of senior finance roles including chief financial officer, controller and chief accounting officer for both domestic and international companies.  Prior to Dial, Mr. Tierney served as chief financial officer at both Global Passenger Services and Brother Industries.  Earlier in his career, he served in Controller positions at Perdue Farms and Nestle USA and Treasury positions at Reuters and Gulf Oil.  Following Chevron’s acquisition of Gulf Oil, Mr. Tierney helped successfully managed Chevron’s $13 billion debt portfolio.

Mr. Tierney has no family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The following is a brief summary of the terms of Mr. Tierney’s employment:

Salary. Mr. Tierney will receive an annual salary of $400,000.  Mr. Tierney’s salary is subject to modification during Mr. Tierney’s employment in accordance with the Company’s practices, policies and procedures and Mr. Tierney’s performance.  Mr. Tierney will participate in the Company’s Executive Incentive Plan (the “Plan”) with a target bonus of 75% of his base salary.  Mr. Tierney is eligible for a full year bonus starting for the 2009 plan year, as outlined in the Plan, based on the Company’s and Mr. Tierney’s performance.

Restricted Stock  Mr. Tierney will receive a restricted stock grant of 20,000 shares, which will have a three-year cliff vest from the date of grant.  Thereafter, Mr. Tierney will be eligible for annual restricted stock grants as determined by the Company’s Board of Directors and governed by the applicable plan.

Stock Options  Mr. Tierney will receive a stock option grant of 80,000 shares, which will have a three-year ratable vesting from the date of grant. Thereafter, Mr. Tierney will be eligible for annual stock option grants as determined by the Company’s Board of Directors and governed by the applicable plan.

Sign-on Bonus Mr. Tierney will receive a sign-on bonus of $100,000, subject to repayment in full if Mr. Tierney voluntarily terminates his employment prior to the anniversary of his start date.

Other Benefits.  Mr. Tierney will be entitled to participate in the Company’s vacation, health, dental, life, retirement plans, and other benefits, as well as the Company’s deferred compensation arrangements and enhanced life and long term disability insurance benefits provided to executives.  The Company will cover all the costs for one complete physical exam for Mr. Tierney each year.  Mr. Tierney will receive a car allowance of $850 per month plus reimbursement of all automobile expenses such as gasoline, maintenance, insurance, and vehicle registration. Mr. Tierney will also receive relocation benefits associated with the sale of his current residence, the purchase of a new home and the relocation of household goods, along with eight months of temporary housing.

A copy of the press release announcing Mr. Tierney’s appointment is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant dated February 23, 2009, re appointment of John “Jack” F. Tierney to the position of chief financial officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	DineEquity, Inc.

	By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President - Legal, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Registrant dated February 23, 2009, re appointment of John “Jack” F. Tierney to the position of chief financial officer